Rule 13a-14(d)/15d-14(d) Certification

  I, Helaine M. Kaplan, certify that:

  1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the COMM 2012-CCRE5 Mortgage Trust (the "Exchange Act periodic reports");

  2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

  4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

  5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

  In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: KeyCorp Real Estate Capital Markets, Inc. as Primary Servicer, Midland Loan Services, Inc., a Division of PNC Bank, National Association as Master Servicer, Midland Loan Services, Inc., a Division of PNC Bank, National Association as Special Servicer, Park Bridge Lender Services LLC as Operating Advisor, Park Bridge Lender Services LLC, as Operating Advisor for the Eastview Mall and Commons Mortgage Loan, Torchlight Loan Services as Special Servicer for the Eastview Mall and Commons Mortgage Loan, Well Fargo Bank, National Association as Certificate Administrator and Paying Agent for the Eastview Mall and Commons Mortgage Loan, Well Fargo Bank, National Association as Custodian for the Eastview Mall and Commons Mortgage Loan, Wells Fargo Bank, National Association as Trustee, Wells Fargo Bank, National Association as Certificate Administrator, Wells Fargo Bank, National Association as Custodian and Wells Fargo Bank, National Association as Master Servicer for the Eastview Mall and Commons Mortgage Loan.

Date:  January 24, 2014

/s/ Helaine M. Kaplan
Helaine M. Kaplan
President
(senior officer in charge of securitization of the depositor)